Exhibit 99.2

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CORPORATE PARTICIPANTS

 Lisa Elkin
 Compuware Corporation - VP, Communications and Investor Relations

 Peter Karmanos, Jr.
 Compuware Corporation - Chairman, CEO

 Tommi White
 Compuware Corporation - COO

 Henry Jallos
 Compuware Corporation - Exec. VP, Global Account Management

 Joseph Nathan
 Compuware Corporation - President

 Laura Fournier
 Compuware Corporation - CFO

CONFERENCE CALL PARTICIPANTS

 Kevin Buttigieg
 Kaufman Brothers - Analyst

 Damian Rinaldi
 First Albany - Analyst

 Sameer Bhasin
 Okumus Capital - Analyst

 Mike Cahill
 Chilton Investments - Analyst

 Kirk Materne
 Banc of America Securities - Analyst

 John Rizzuto
 Credit Suisse First Boston - Analyst

 Ulysses Yannas
 Buckman, Buckman, and Reed - Analyst

PRESENTATION

--------------------------------------------------------------------------------
Operator

 Hello and welcome to the Compuware Corporation first quarter results teleconference call. At the request of Compuware, this is being recorded for instant replay purposes. At this time, I'd like to turn the conference over to Ms. Lisa Elkin, Vice President of Communications and Investor Relations for Compuware Corporation. Ms. Elkin, you may begin.

--------------------------------------------------------------------------------
 Lisa Elkin - Compuware Corporation - VP, Communications and Investor Relations

 Thank you very much, Jason, and good afternoon, ladies and gentlemen.

Participating in today's conference call are Peter Karmanos, Jr, Chairman and Chief Executive Officer, Joe Nathan, President and Chief Strategy Officer, Tommi White, Chief Operating Officer, Laura Fournier, Senior Vice President and Chief Financial Officer, and Hank Jallos, Executive Vice President, Global Account Management.

During this conference call we may make projections or other forward-looking statements regarding future events or the future financial performance of Compuware Corporation. We caution that such statements are just predictions and that actual events or results may differ materially.

We are referring to documents the company files from time to time with the Securities & Exchange Commission, specifically the company's annual report on Form 10K for the fiscal year ended March 31, 2003, and the company's quarterly report on Form 10Q for the quarter ended December 31, 2002. These documents contain and identify important factors that could cause actual results to differ materially from those contained in any projections or forward-looking statements.

For those of you who do not have a copy, I will begin by summarizing the press release. Peter will provide general comments, Tommi will discuss operating results. Hank will discuss partners and global customers. Joe will discuss the customer retention and relationship management organization. And Laura will review balance sheet items. We will then open the call to your questions.

We're happy to report fiscal year '04 first quarter results. Compuware Corporation today announced financial results for its first quarter ended June 30, 2003. Compuware reports first quarter revenues of $306 million compared to $346.6 million in the first quarter of the previous fiscal year. Net income was $2.6 million compared to $22.5 million in the same quarter of fiscal 2003. Earnings per share diluted computation were 1 cent compared to 6
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cents based upon 384 million and 378.5 million shares outstanding  respectively.
During the company's first quarter, software license fees were $55.3 million, maintenance fees were $101.6 million, and revenue from professional services was $149.1 million.

I would now like to turn the call over to Pete. Pete?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Thanks, Lisa.

This was a tough quarter for Compuware, and I'm terribly disappointed with our results. In a word, our performance was unacceptable. No one at Compuware is happy with the numbers we turned in, least of all me. Our market continues to be soft, and our sales lagged as a result. We fell significantly short of our goals, and the results show that.

Although we thought the market for IT spending was improving, it never materialized. Sales cycles lengthened as customers continued to carefully scrutinize contracts and postpone significant purchasing decisions. We think that a turnaround in IT spending for us is at least a quarter away.

One of the major problems with quarterly reporting is that it doesn't accurately reflect the investment we make in ourselves for the future of our business and our investors. After reviewing what we accomplished during the fourth quarter, where we're at now and more importantly where we're headed, I'm still very optimistic about the future of our company.

Exactly what have we accomplished? First of all, we moved our entire southeast Michigan-based professionals, 4100 of them, to our new world headquarter building in Detroit during this quarter. While it was a tremendous logistical challenge, we are now looking forward to enjoying the synergy associated with supporting one, not nine, locations situated throughout metropolitan Detroit.

As Laura will discuss further, our numbers in our balance sheet are still solid. We have $614 million in cash and investments, which is very close to the highest balance in the company's history. Although we've continued to cut costs, our operating costs are down quarter-over-quarter and year-over-year. We won't weather the storm through additional cost-cutting. Instead we'll have to do it through increased selling, and that's where our recent organization and our strategic initiatives come in.

During the quarter we reorganized -- during this quarter we reorganized the sales staff into two groups. One, to focus on maintaining and improving customer relations, and the other to focus on selling new licenses and supporting our new initiatives. This repositioning puts us on a stronger footing than ever before.

Our initiatives, which Tommi will discuss, are receiving critical attention by industry analysts and customers. OptimalJ, for example, is our leading edge Java application development environment that supports the industry's move toward pattern-based, model-driven architecture. In fact, everything we've heard from industry analysts and customers leads us to believe that all of our initiatives are on the right track with exactly where the market is headed.

We can say the same for all of our distributed products which we were convinced are among the best in the industry. We've begun launching some truly innovative products and initiatives that we believe IT purchasers will be eager to buy. We think these products -- excuse me -- and initiatives will help us reach what we think is an optimal product service mix of 1/3 professional services and 2/3 products.

I would like to say a few words about the timing of our pre-announcement as well as our continuing litigation with IBM. A number of you have contacted us about each subject.

Regarding our pre-announcement, which was made on Friday, July 11th, after the market closed, I would first like to offer you my apologies for any inconvenience the timing of this announcement may have caused you. That said, I would also like to remind you that we have a fiduciary responsibility to all investors to release this information the moment we have it once we are confident the numbers are solid. If that information had come to us on July 4th, a holiday, one week earlier, we would have had the same -- responsibility to release it then.

Several of you wondered why we didn't hold a conference call to discuss our pre-announcement. My response is that there's nothing so unusual -- excuse me -- so unusual about our numbers other than a shortfall in revenue that would require a conference call. Since we don't currently offer guidance to the analyst community and won't until visibility improves, we believe that we disclosed as much as we could until we thoroughly analyzed the results.

Also please remember that our numbers are more complicated than those accompanying sales-only products. Our professional service operation means we must reconcile all time sheets and billings before we prepare report results. Having to work around the Fourth holiday only complicates that process.

Regarding the litigation with IBM, I have several observations. First, after court-ordered discussions with IBM, I am even more convinced that IBM's business strategy is flawed. They do not want to talk about value. Companies have trillions of dollars invested in Legacy systems, and these systems obviously are not going away. These systems need a full crew of programmers to update and maintain. These are the lifeblood of the most of the companies running these systems. While IBM wants to lower the cost of putting these applications on the mainframe, we feel it's just as important, if not more important, to ensure that application
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programmers  become as productive  as possible;  and our products make sure this happens. To this end we filed lawsuits to protect our intellectual property and force IBM to compete in the fashion that was fair and not monopolistic.

While IBM has been successful in reducing prices, they have been entirely unsuccessful in displacing us in any major accounts. Why? Because we've been able to demonstrate consistently to our customers that our product delivers superior value.

To aid us in accomplishing this, we have developed two major ROI calculators for the two Compuware products Compuware competes against. Every time we run one of these calculators, it shows that even if a customer agreed to accept IBM software for free, it would result in a significant cost to that customer. The success of our calculators in demonstrating the value we deliver to customers has led us to begin developing these for every piece of software we sell. In this fashion we hope to convince our customers of the value our products deliver each and every day.

Let me conclude by saying, while we're very disappointed with our numbers in this quarter, we will still very optimistic about the future of our company. We have the best products in the industry, our sales staff is repositioned and refocused to sell them, our professional services are competitively priced and we have exciting new initiatives that are one-of-a-kinds in our market. Our success depends on our ability to execute. I've made it very clear to my staff that I do not expect to have to share results like these with you again.

And I'll turn it over to Tommi.

--------------------------------------------------------------------------------
 Tommi White - Compuware Corporation - COO

 Thank you, Pete.

First I want to reiterate what Pete previously mentioned. No one at Compuware is happy about the results of this quarter. Compuware is a proud company with a long heritage of success. So our performance in Q1 does not sit well with anyone, especially those of us participating in this conference call today. And yet, we are optimistic about the future of this company for a variety of reasons, all of which stem from our unwavering belief that we provide bar none the best value in the industry. That's why we are so disappointed by our performance this past quarter.

We know we offer the best products and deliver the best return on investment in the business. There is no product-related reasons that our numbers weren't better. This is clearly a sales execution issue we're dealing with and one we are determined to resolve.

I would like to address value for a moment. Everything we do at Compuware is about providing value to our customers. Value to us means real and tangible returns. Pete talked about the ROI calculators and how they helped prove the value Compuware products provide. In the coming months we will also be working with industry analyst firms and other groups to develop ROI, case, and research studies highlighting the value the customers receive from our products, services, and solutions.

In any business success hinges on providing value, and in our industry, we think we do it better than anyone else. But offering unrivaled value is only half of the equation. The second half of this equation is getting out there and selling this value in the marketplace. This is clearly an area in which we must do a much better job and we will. How will we do this?

First off, Pete and I will be holding daily meetings in which we will do nothing but review the ongoing performance of our entire sales force. This will allow us to react much more quickly to sales-related issues in real-time when there is still an opportunity to make a difference.

We're also investigating and strengthening our sales force. Last quarter alone, we brought more than 150 sales professionals on board. In fact, 25% of our sales force has been here for less than 90 days. We believe the addition of this sales staff will help drive future products' revenue growth, especially on the distributed side.

Increased focus and investment are only a couple of ways in which we will improve our sales performance, but I want to reemphasize that we are committed to improving the execution of this organization. This is absolutely our top priority.

However, despite this very disappointing quarter, there were a couple of bright spots in our products business, including a 13% year-over-year increase in distributed products licensed revenue. In particular, we saw nearly 19% year-over-year growth in our QA products. Make no mistake, Compuware is out of the niche player quadrant.

We topped the FD Times 100 list as the software development industry leader and innovator of tests and debug solutions. This acknowledgement supports our product strategy to move all of our products to the visionary or leader status.

Q1 was also a strong quarter for Vantage, as we experienced 20% quarter-over-quarter and 30% year-over-year growth in the product line. This sales growth is supported by the industry recognition Vantage is receiving, including winning the prestigious IPSI award for best application performance management software. With the release of Vantage 9 later this year, we expect this growth to continue.

Vantage 9 provides an executive-level management view of the business to ensure that IT assets meet the needs of that business. Vantage 9 will help CIOs in this effort by extending the product line's already robust functionality. The 9 release is a major
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milestone for the product line,  and we believe it will be very well received in the marketplace.

We are examining our pricing structure for distributed products. Currently prices for our distributed software, according to the analysts, are half that of many of our competitors. Because our products offer just as much or more value than our competitors, we feel we may be able to make adjustments here and there without compromising the overall value we provide or the desirable competitive position we occupy.

On the  mainframe  side,  we saw growth in our STROBE and  hyperstation  product
lines.  We  also  announced  new  versions  of  STROBE,   iSTROBE  and  XPEDITER
DevEnterprise in in quarter.

We also continue to move forward with our FY '04 initiative. The Compuware application reliability solution, or CARS, will revolutionize the quality assurance market. There is nothing else out there like it, and it's exactly what CIOs need to manage risk while vastly improving the quality and reliability of the applications that run their businesses. We offer the only quality assurance solution in the market that integrates the people, process and technology needed to address the overriding quality problems the IT industry faces. CARS is visionary in the QA space, and many within the industry analyst community agree.

Then there's OptimalJ which we recently launched at the Java One trade show in San Francisco. OptimalJ is our enterprise application development environment for organizations looking to accelerate the development, integration, and maintenance of J2EE applications.

Our visibility in the Java development market is vastly improved. A year ago, prospects didn't even know we were in the Java development space, and industry analysts wouldn't recommend the product, labeling Compuware as a niche player.

We just announced the results of a study conducted by the Middleware company which revealed that OptimalJ delivered 35% productivity gain over traditional development tools. Furthermore, the study showed that OptimalJ also delivers high-quality, defect-free code. It's no secret that productivity and quality are issues that plague the industry. OptimalJ is the first and only development tool that solves these problems.

Our latest version of OptimalJ announced yesterday provides strong enhancements related to useability, while vastly increasing our target market. For instance, OptimalJ's enhanced mainframe support allows us to sell to our traditional install base. In addition, this latest version integrates with all major IDEs and can be deployed on leading application servers such as IBM and BEA. This means that any customer can begin to see immediate productivity and quality gains using OptimalJ.

However, despite some of the successes we experienced in Q1 in our optimism concerning the potential of initiatives such as CARS and OptimalJ, we're not blind to the challenges we face in our business today. We still believe our most significant hurdle is improving sales execution, coupled with a stagnant tech-spending environment that has plagued our industry for more than two years. We don't see a turnaround on the horizon, not for at least another quarter. Visibility is still murky.

However, we do know that many of our customers continue to put big projects on hold, meaning that they are not buying a lot of software and services to support these efforts. This dynamic, in addition getting our newest salespeople up to speed while working to increase the productivity of our existing sales force contributed to our revenue shortfall this quarter and our EPS miss.

With that said, I want to stress that our miss this quarter was not due to an increase in expenses. In fact, our total expenses for Q1 were down, both on a quarter-over-quarter and year-over-year basis. This is a top line issue and one that we are determined to resolve.

We will do this by continuing to invest in product currency, quality, usability, and functionality and by moving all of our products into the visionary or leadership category. We will also proactively reposition the company to better support our customers. We have already begun executing in this regard in our mainframe business by splitting the mainframe sales force into two organizations: New sales and customer relationship management. Joe will offer more detail regarding the customer relationship management organization.

Now I would like to share a few thoughts about our professional services business. Despite the soft market, utilization remains consistent in the high 80% range. In addition to the economic hardships we've previously discussed, our year-over-year revenue decline can be attributed to our previous efforts to shed parts of this business that were not profitable. We expect our services business to stabilize as we return to our original culture and as the overall services market improves.

And just as we do with our products business, we continue to stress value in our services business. I would like to share with you a brief example. We recently won the Outsourcing Center's 2003 Editor's Choice Award in regard to our outsourcing relationship with the Detroit Public School System in 2000. Because of our efforts, Detroit Public Schools estimates current annual cost savings at $5 million.

Finally, if you've listened to our conference calls the last couple of quarters, you are familiar with our fiscal year '04 initiative, some of which I've touched on today as well. These include CARS, OptimalJ, our nearshore development center and Vantage. Each of these initiatives is an example of how we are investing in the future of this company. These initiatives, along with improving sales
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execution,  provides us with the  potential  to return this  company to a growth track, and I want to stress that we are committed to exhausting all efforts, both internally and externally, to ensure the success of Compuware.

--------------------------------------------------------------------------------
 Lisa Elkin - Compuware Corporation - VP, Communications and Investor Relations

 Thank you very  much,  Tommi.  I would  now like to turn the call over to Hank.
Hank?

--------------------------------------------------------------------------------
 Henry Jallos - Compuware Corporation - Exec. VP, Global Account Management

 Thanks, Lisa.

It's my job to make sure that we have an effective program for both partners and large global customers. Historically we have not executed well in alternative channels because of our strong direct sales model for both products and services.

As we started to focus on distributed products, we realized that we needed to change. Today, we have approximately 30% of our new distributed licenses coming from the channel; that is, from both consulting partners as well as ISPs. We have a nice working relationship with about 250 independent companies that like our Vantage and testing software. We've also been working with the major consulting companies and computer manufacturers to get them to recommend our solutions.

Our partner community seems very optimistic about our strategy and flexibility as well as the value proposition for the customer, particularly with Vantage, CARS, and OptimalJ. We are also continuing to build the global accounts organization, which sells to large global customers for both products and services. That is one senior individual positioned to assist the customer solve critical IT issues while building a stronger relationship.

Now I would like to turn it over to Joe.

--------------------------------------------------------------------------------
 Joseph Nathan - Compuware Corporation - President

 Thank you, Hank.

As both Peter and Tommi mentioned, during the first quarter, we reorganized the sales force into two separate organizations. The first that Tommi discussed is part of the operations group and focuses on new sales for all product lines, enabling the majority of our 600-plus salespeople to concentrate on initiatives. The second, a brand-new organization, focuses exclusively on customer retention and relationship management for mainframe product lines in North America.

The customer  relationship  and retention  organization has  responsibility  for enterprise license agreement renewals, capacity increases, upgrades, and maintenance renewals. The group consists of approximately 31 salespeople and 15 sales support and was formed and fully staffed by May the 1st. Because its charter does not include new sales, these people are able to focus on delivering and measuring value and are able to monitor exactly what is happening in the customer sites. Consequently, it can identify win-win opportunities with customers and eliminate potential adversary relationships.

Experience in this start-up quarter shows robust maintenance renewals. We renewed 93%. No existing losses to competitors of customer relationships, and effective competitive positioning. During the quarter, all but one of the enterprise license agreements that were expiring has renewed and all but two flow upgrades were closed, and we expect all three of these in the current quarter.

Competition remains sporadic, having a delaying effect on capacity and upgrade deals, as well as a damper on pricing. However, the pressure on pricing appears to be abating. Maintenance revenue is down from last quarter and last year, due mainly to reduced maintenance component of current license sales and the weak new license sales from Q1 one year ago.

And now I would like to turn the call over to Laura who will discuss the balance sheet.

--------------------------------------------------------------------------------
 Laura Fournier - Compuware Corporation - CFO

 Thanks, Joe. As Pete mentioned earlier, we ended the first quarter with $614.4 million of cash and investments, an increase of 7 1/2% over the previous quarter. Cash flow from operations for the first quarter was $54.6 million compared to $123.4 million in the fourth quarter which, of course, is traditionally a high cash flow quarter.

We did not spend as much as anticipated on the building this quarter. Total cash expenditures were approximately $23.6 million, bringing total spending to $350 million. The total spending budget did not change. We are still are on track to spend the planned $400 million, but we now believe the expenditures will go through December of 2003.

As you are all aware, we announced a stock buyback program at our year-end conference call. We have the program in place, and we'll be watching the market to determine when it makes sense to buy the stock.

Our current accounts receivable balance is $473.8 million, down 8.1% from the prior quarter and 12.3% from the prior year. Of this balance, the percentage of accounts that had been due for more than 90 days is at 3.2%. The days sales outstanding metric is at 139.4 days with current installment receivables included and 60.7 days without the current installment. The outstanding receivable
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balance is  collectible  and we are focused on  maintaining  our positive  track record in this area. Long-term receivables increased to $273.9 million, from $260.7 million in the previous quarter.

As expected, at $316.1 million, current deferred revenue is up 6.4% from the previous quarter. The increase is entirely due to deferred maintenance billings. Long-term deferred revenue is up 4% to $315.2 million. This increase reflects a 10.8% net increase in long-term deferred licensed revenue and had a 4.6% increase in long-term deferred maintenance revenue.

Lower license fees deferred in the first quarter were approximately $16 million. Prior period deferred license fees recognized in this quarter were approximately $15.3 million. Legal costs were approximately $12.4 million in the first quarter, of which approximately 9 1/2 million is attributable to the ongoing litigation with IBM. This represents a significant reduction from the prior quarter's spending of $18 million on the IBM litigation.

You will note that the effective tax rate for the first quarter is 28%. We expect that rate to hold for fiscal 2004. The decrease is primarily due to greater -- the greater effect of our tax credit with the decline in income and the positive settlements of certain tax audits. I now will turn the call back to Lisa.

--------------------------------------------------------------------------------
 Lisa Elkin - Compuware Corporation - VP, Communications and Investor Relations

 Thanks very much, Laura. Ladies and gentlemen, we will now be happy to take your questions.

QUESTION AND ANSWER

--------------------------------------------------------------------------------
Operator

 Thank you. At this time we'll begin the question-and-answer session. If you have a question, simply press "star," "1" on your touch-tone phone. Anytime you wish to cancel your question, you can do so simply by pressing star 2. Once again, it will be "star," "1" if you have a question and "Star," "2" to cancel. One moment while we register questions. Our first question comes from Kevin Buttigieg.

--------------------------------------------------------------------------------
 Kevin Buttigieg - Kaufman Brothers - Analyst

 Thank you. First of all, on the deferred revenue composition, could you talk a little bit about how that might have broken down between mainframe and distributed in terms of what you put onto the balance sheet, as well as you took -- as well as what you took off the balance sheet and put onto the income statement?

--------------------------------------------------------------------------------
 Laura Fournier - Compuware Corporation - CFO

 I don't have a breakdown of the deferred license number between mainframe and distributed, but the total that we included in deferred license fees was $16 million, $15.988 million to be exact, and the amount that we recognized from prior quarters, deferrals, was $15.2 million.

--------------------------------------------------------------------------------
 Kevin Buttigieg - Kaufman Brothers - Analyst

 Okay. And the license revenues then that you could not recognize this period, what was the reason for that? Primarily longer term transactions, any components to those terms that prevented you from recognizing them this period?

--------------------------------------------------------------------------------
 Laura Fournier - Compuware Corporation - CFO

 Well, they couldn't be recognized up front because there was something in the contract. There's various reasons. Maybe they were a term license, for example, that would require them to be recognized ratably versus up front.

--------------------------------------------------------------------------------
 Kevin Buttigieg - Kaufman Brothers - Analyst

 Right. Okay. And on the cost structure, research and development expenses were a lot higher than what I was modeling this period. Normally that's a people expense. What was driving that this period for you?

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Laura Fournier - Compuware Corporation - CFO

 The increase in the technology spending does reflect a higher number of people in the labs. We've increased over the fourth and first quarter about 100 people.

--------------------------------------------------------------------------------
 Kevin Buttigieg - Kaufman Brothers - Analyst

 Okay.

--------------------------------------------------------------------------------
 Laura Fournier - Compuware Corporation - CFO

 And the full effect of that is seen in this first quarter.

--------------------------------------------------------------------------------
 Kevin Buttigieg - Kaufman Brothers - Analyst

 Okay. So 100 people on the technology side and then another -- another 150 brought into the sales organization in the last 90 days as well?

--------------------------------------------------------------------------------
 Laura Fournier - Compuware Corporation - CFO

 That's right.

--------------------------------------------------------------------------------
 Kevin Buttigieg - Kaufman Brothers - Analyst

 Okay. And then looking at your expenses in the aggregate, would you then expect these expense levels on a dollar basis going forward for the rest of the year?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Pretty close.

--------------------------------------------------------------------------------
 Kevin Buttigieg - Kaufman Brothers - Analyst

Okay. How about your operating cash flow? What would you expect that to be for this year?

--------------------------------------------------------------------------------
Laura Fournier - Compuware Corporation - CFO

Operating cash for the next two quarters should be in the $40 million to $50 million range.

--------------------------------------------------------------------------------
Peter Karmanos - Compuware Corporation - Chairman, CEO

We expect to end year over $700 million.

--------------------------------------------------------------------------------
 Laura Fournier - Compuware Corporation - CFO

 In cash, right.

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 In cash.

--------------------------------------------------------------------------------
 Kevin Buttigieg - Kaufman Brothers - Analyst

Okay. After the -- after building expenses and after the share buyback?

--------------------------------------------------------------------------------
Peter Karmanos - Compuware Corporation - Chairman, CEO

 Yep. We have some share buyback budgeted in that and some -- and the building expenses.

--------------------------------------------------------------------------------
 Kevin Buttigieg - Kaufman Brothers - Analyst

 Okay. Now, you mentioned on the sales side the fact that the IT environment was weak, as well as sales execution issues and, of course, you had a lot going on in sales with the new hires as well as the reorganization. How would you -- how much would you attribute to either of those categories? You know, your disappointment with the revenue performance this quarter?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Well, we would like to say it was all due to that, but we just didn't execute very well. Our sales staff, I think, for the first time in two or three years didn't have their refinancing or ELA deals to fall back on, and I think we're all painfully aware that their function will be to sell new licenses. The one nice thing about our numbers is that we didn't rob anything from the future by bringing forward any deals and doing that kind of stuff. We will grow this business, and we're going to grow it by selling new licenses, new software to our customers and not reracking our mainframe deals. And I think that cost us probably about $10 million in revenue, but it also brought home the point to our sales force, especially North America, that they are going to have to build good, strong pipelines and they are going to have to work their tails off to compete and to make up for any weakness in the market. I'm tired of blaming it on the market. Our salespeople are going to work extraordinary hours, they are going to work very hard, and they are going to work very smart, and we've got some great products for them to sell.

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--------------------------------------------------------------------------------
 Kevin Buttigieg - Kaufman Brothers - Analyst

 It does look like that your bookings were actually okay for this period, you know, looking at what the buildup and deferred was on the balance sheet and yet, you still sound extremely disappointed.

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Well, we missed our -- we missed our plan. I think all of you guys expected us to sell a lot more new licenses. We certainly did. We've been making the investments on one side and working very hard to make sure that we had innovative and really great products to sell, and we just didn't do it, and I'm extremely disappointed in that. I'm optimistic that we'll be able to get out there and compete with the Mercuries of the world and sign up the Accenture and the Deloitte Touches as partners, and we think every company that implements a computer application needs our CARS product and needs it badly. We believe that OptimalJ -- and that makes it even more disappointing -- is the best development tool in the Java space today, and it's gotten better over the last quarter, and we get constant feedback from all the people that look at this product and industry analysts that it's a great product. All we need is a few damn sales. You are darn right I'm disappointed.

--------------------------------------------------------------------------------
 Kevin Buttigieg - Kaufman Brothers - Analyst

 Okay. Thanks very much.

--------------------------------------------------------------------------------
Operator

 Thank you. Our next question comes from Damian Rinaldi from First Albany.

--------------------------------------------------------------------------------
 Damian Rinaldi - First Albany - Analyst

 Yes. In looking at the four strategic initiatives, it looks like Vantage contributed this quarter. Can you comment on whether there were significant CARS or near-shore development engagements in professional services or, you know, significant sales with OptimalJ as well?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 No. CARS, certainly there weren't. CARS is half a product and half services, okay? It's a combination of the two. And we really didn't have the sales force in place. We started last October saying time is of the essence; we need to get going. We dillydallied for a variety of reasons, finally got going sometime in the middle of the quarter. It takes about 60 to 90 days at least to close that product, and we had goose eggs. But it's a great, great product and hopefully we'll be fully staffed by this quarter, and I think that that one will really kick off. We've got seven or eight deals pending that we're in test mode that we know we're going to close there. OptimalJ we really launched at the Java One conference, which was the beginning of June, and we've seen some significant movement and some sales in that area. We believe it's going to take us time to build up those pipelines, but those are -- mark my words -- great products, as great as [INAUDIBLE] or File-AID were in the mainframe. So we need to get at them and get executing. We didn't execute. We didn't get the salespeople there in time, we didn't get our launch done on time, and we're paying the price for it.

--------------------------------------------------------------------------------
 Damian Rinaldi - First Albany - Analyst

 Okay. Pete, you had mentioned, I think on the last call, a plan to increase sales and marketing head count by about 30%, and I think at the time of the call, suggested that about half of that increase had already taken place, but looking at the sales and marketing expenses in this quarter, they were down. Can you talk about the dynamics of whatever hiring took place? We know you just mentioned a moment ago the 150 or so that you've added. What sort of churn has there been and can you comment on whether or not there's incremental expense that we should expect as a result of new hires?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Well, first of all, maybe they are down, didn't sell any and they didn't have any commissions to pay, all right? But we did hire 150, and that hiring was started when we had our last conference call, which was in this quarter, and we still have -- I'm not sure exactly how many more to hire, but we're --

--------------------------------------------------------------------------------
 Laura Fournier - Compuware Corporation - CFO

 Almost 100 left.

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Almost 100 left. We've hired 150. And they should, whatever they sell, should offset whatever additional expenses are going to occur because of them. We haven't had any churn, not because we're great people managers but because the market is really crummy and we're a good company to work for, and people aren't leaving as fast as they left because there aren't that many opportunities. So there isn't churn going on. It's nice and steady for once. We don't have them leaving to go to work for dot-coms or companies that are willing to pay twice as much in commissions or companies that were going through the kinds of things we're going through after the year 2000. So there's no churn in it. It's a steady, consistent sales force, I think. They want to win as much as management wants to win and we're taking it personally to get out and sell this quarter.

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CPWR - Q1 2004 Compuware Corporation Earnings Conference Call
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--------------------------------------------------------------------------------
 Damian Rinaldi - First Albany - Analyst

 Okay. Last question I had related to the pricing comment that Joe made in the context of the discussion of the ELAs. There was some indication that the pricing pressure had declined. Can you comment on, you know, average deal sizes and particularly with respect to the ELA pipeline, do you see that pipeline building more or less rapidly in light of what IBM's characterized as a sort of more gradual rollout of the new box that they are selling?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Well, you know, what Joe is doing is going back -- every quarter we know, exactly all the maintenance contracts coming up, all the ELAs coming due, and the only thing that we're doing with the ELAs as part of an effort to fend off IBM is increase the length, the number of years, if we can. We're not trying to price them higher. Clients are putting a lot of pressure on us to lower the prices because we can demonstrate the value that those products are providing, and I went -- I think I went through this in our last call, but in one installation, we had 800 programmers in the Midwest, we were able to, in conjunction with the customer, demonstrate that File-AID saved them, just File-AID, saved them $18 million a year which is pretty significant. So once the purchasing people and the technical people understand that we are providing some tremendous value, paying those maintenance bills isn't as hard as it was when you forgot why you originally bought the product. So over the last few years, you know, IBM's goal is to drop the cost of putting the application, the next application, on the mainframe, or have the costs such that they can, their customers will decide to do that. And they really believe that the ISVs, us, CA, BMC, et cetera, are costing too much money. And in typical IBM fashion, they discount the value of software and they discount the cost of the people working on those applications, and we think their strategy's flawed but, you know, they do want to get that cost down and by offering to buy out the last couple of years of a contract and give product for nothing to the customers puts pressure on our pricing, and we've been fighting like crazy and we think we've stabilized that situation, but we just had another situation where they walked in and said, well, somebody has an ELA with us or they walked in and said they will pay the last two years of the ELA and give them the software for nothing. And the customer is -- still took our stuff. So, you know, it really disrupts the market and, you know, begrudgingly I'll admit that they have dropped some of the pricing and they have cost us probably a couple of hundred to $300 million a year in revenue at this point in time, but we think we've -- with our calculators, have put a stop to that.

--------------------------------------------------------------------------------
 Damian Rinaldi - First Albany - Analyst

 Okay. Thank you very much.

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 You're welcome.

--------------------------------------------------------------------------------
 Operator

 Thank you. Our next question comes from Sameer Bhasin of Okumus Capital.

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Excuse me, Sameer. Joe left because his daughter's having a baby.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 Congratulations.

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 He thought maybe I could handle some questions for him.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 Okay, good. Just a couple of questions. First, what did you say was the renewal rate for maintenance?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 93%.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 Okay. And what is the operating margin of that business? Can you remind us?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 I don't want to discuss that. It's very, very, very, very, very, very, very high.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 Okay. Fair enough. And going forward, is it reasonable to expect that maintenance revenue will remain in the $100 million-plus range given that we are still growing the business and you are still getting more licenses, so maintenance should still keep growing?

--------------------------------------------------------------------------------
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CPWR - Q1 2004 Compuware Corporation Earnings Conference Call
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--------------------------------------------------------------------------------
Peter Karmanos - Compuware Corporation - Chairman, CEO

 It will turn around once we start selling more new licenses, okay? Part of the decline isn't so much a cancellation factor as not selling enough licenses to actually grow the maintenance going forward. And we plan to turn that around, and that's a very lucrative part of our business, and when we first did our business plan this year, I sat with Laura and went and said, now, look; if we replaced $50 million worth of revenue over here with $50 million worth of maintenance revenue, here's what it would do to our overall profitability. It's quite a remarkable thing, and it's the thing that has set aside mainframe companies, software companies, from all the distributed software companies because almost all our maintenance cancellations come from distributed software, and the mainframe software companies have this wonderful annuity that's extremely profitable and very valuable to the customers, all right, for what they pay that gives you a cushion to run the business, and we want to take advantage of that and start to build our business. And we need to execute sales, and that's really what drives the new maintenance.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 Well, basically what I'm trying to get at is that, where do we see maintenance revenues bottom out? Because there's a fear in the investment community or in the street that, you know, some analysts have expected it to even decline 10% quarter over quarter when I don't understand how can it decline when your license business is so good?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 They are worried that maybe IBM's displacing it or that we sold it going forward and that there will be a sharp cliff that we're going to come to, and we don't have any of those things going on. Some of our competitors and some of our fellow ISBs have played that game for a long time, and even then, their maintenance revenue holds up pretty well. So that is a really nice part of being in the mainframe software business. You know, and it's not just the ISBs. I mean, IBM makes all their money off mainframes still even to this day. So it's a consistent part of the business, and it's embedded in these applications that people have invested millions of dollars in that really drive their businesses, and the reason why that mainframe base has stayed so steady and has -- each site has grown significantly, the number of sites.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 So, is it reasonable to expect it will stay above $100 million the next few quarters?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 It's reasonable to expect that it's going to stay in that range, all right? And then if we -- if we actually execute, launch new software that will start growing. There is no cataclysmic -- bad event that's going to happen that's going to bury maintenance.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 Okay. Then the other question on distributed licenses, it was up almost 12.9% year over year. Is it reasonable to assume double-digit year-over-year growth in distributed licenses for the next few quarters?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 It's reasonable to assume that, and if we actually get our act together on CARS and OptimalJ, that number will be extraordinarily large.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 Okay. And then the other question I have is on capex. How much is the known building capex for the next quarter or two or for the rest of the year? I know you are going to spend another, say, $50 million on the building, but on a quarterly basis, what will you spend on capex, nonbuilding?

--------------------------------------------------------------------------------
 Laura Fournier - Compuware Corporation - CFO

 Other than the $50 million that we have planned to spend, it is probably spread evenly over the next six months.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 Right. But how much would you spend besides that on capex?

--------------------------------------------------------------------------------
 Laura Fournier - Compuware Corporation - CFO

 There's nothing significant or out of the ordinary.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 So like, this quarter was around $3 million or so. Is that what we should expect?

--------------------------------------------------------------------------------
 Laura Fournier - Compuware Corporation - CFO

 That's quite reasonable, in the $2 million to $3 million range.

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CPWR - Q1 2004 Compuware Corporation Earnings Conference Call
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--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 Okay, okay. So if I do my math correctly, if you are expecting $40 million to $50 million in opex, or operating cash flow, so take midpoint, $45 million, that's $135 million in the next few quarters. That's about $750 million at the end of the year and then from that, you will spend $50 million. Is that -- am I on the right track?

--------------------------------------------------------------------------------
 Laura Fournier - Compuware Corporation - CFO

 You are in the ballpark. We expect to end the year, as Pete said, over $700 million, and we aren't giving any real specific guidance there, but we do -- we are spending -- that's what we're looking at right now.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 And how much of the $125 million you have outlaid for share buybacks, could you give us a guess as to how much you would spend on share buybacks?

--------------------------------------------------------------------------------
 Laura Fournier - Compuware Corporation - CFO

 A lot's going to depend on what the price of the stock is as we go through the next six months or so.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 Okay. Have you budgeted a certain amount, if you can talk about that?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Yeah, we did, and we're not going to tell you that. [ LAUGHTER ]

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 Okay. Just one or two questions. Can you tell me what was the number of transactions in the distributed maintenance business?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 I'm sorry. We don't have that number with us. I'll have Lisa send it to you.

--------------------------------------------------------------------------------
Sameer Bhasin - Okumus Capital - Analyst

 Okay, fine. And what role did seasonality play in the quarter? I know that you missed your targets, but was seasonality also a factor? Were people just not willing to -- I mean --

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 We just, we need to execute our sales plan better. We don't think seasonality was a factor. It's never been. It's always been one of our toughest, the first and second quarter have always been tough. I think they are tough for everybody in our industry, but we would like to blame it on something other than the fact that we didn't execute, and I'm sorry that I can't blame it on anything else.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 And your mainframe licenses, do you think we've seen the worst in terms of mainframe licenses or we should at least see them flatten out and grow from where we are in Q1?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 I think we're going to sell a lot of new licenses, but we're not going to -- one of the things that we did very consciously is put the burden on new licenses and stop doing the financial deals where we would go through our current client base and rerack deals and bring maintenance and license revenue forward. So we're going to pay a little price for the next couple of quarters, but, for example, our Strobe sales were 120% of plan, all right? And the forecast, the next quarter, to be over 135% of plan. And that's really good -- we only sold when we didn't pay attention to new licenses last year, I think we actually only had seven or eight actual Strobe sales. We surpassed that in the first week of this last quarter. I mean, we're going to sell new mainframe licenses because people had this ELA thing taken away, and we aid the price this quarter, cost us about -- we paid the price. This quarter cost us about, I'd say $10 million in revenue that they probably could have generated by paying attention to manufacturing a couple of ELAs, maybe five or six around the world, but again, what we got back, not to the same extent, was a lot of new licenses in Strobe, a lot of new licenses in mainframe testing products that were quite surprising to us and proved that our strategy really is going to work long term. We just need to get out and sell.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 Okay. Now, I just wanted to narrow down, like, if I assumed the worst that the mainframe licenses don't grow and even if they stay flat and the distributed grows 10%, that still amounts to about a -- an 8% or so license increase quarter over quarter. If you attribute a little bit more growth in the mainframe side, it's still -- bottom line

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CPWR - Q1 2004 Compuware Corporation Earnings Conference Call
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I'm trying to get at is, we should see sequential growth in Q2 in licenses?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Well, you know, we're going to work really hard and hopefully you'll see that.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 Okay. And last question is competitive positioning compared in the distributed side. What are you hearing from the channel about your product and whether you have displaced any competitors in certain accounts?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Well, let me tell you, that's what makes this such a bitter pill is to a person, starting with the industry analysts, to the people that Hank's working with in channels, everybody says our products are absolutely the finest in the industry, and it is very, very frustrating. I mean, I don't like losing to begin with, but I don't like losing when we have spent as much money and time and energy in making sure that we got out of being just a mainframe company and that we have world class distributed products, we have them, the industry analysts say that. Channel partners, there's no hesitation. That's why Hank's been able to sign up so many people. They absolutely love our testing products. CARS is truly innovative, and it's really, really difficult sitting here and report this kind of quarter.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 Okay. That's all I have. Thanks very much.

--------------------------------------------------------------------------------
Operator

 Thank you. Our next question comes from Mike Cahill of Chilton Investments.

--------------------------------------------------------------------------------
 Mike Cahill - Chilton Investments - Analyst

 Hi there, thank you very much. A couple questions. One, the service margins remain kind of low. Is it going to continue in this kind of six and a half range or do you have any more guidance on that?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Well, first of all, you know, one of the problems with our stock from time to time when people try to compare it to BMC or CA is we get a lower valuation because we do have very large services business. It isn't valued as high, certainly not even close as high as software business. That entire industry is hurting. I mean, we have taken millions and millions and millions of lines of code and shipped them off to India and China, where people think they are getting rates of $13 or $14 or $20 an hour to do that. We certainly can't compete with those rates and neither can anybody else in the U.S. We have consulting companies that are hurting because people just aren't willing to spend that much money with the consultants on the new projects, and we've yet -- we've been able to hold our own in that services business. We're going to work very hard to push our near-shore concepts and our APM concepts because we believe those compete very favorably with offshore stuff, but the IT industry -- and it's been -- I watched it now for 40 years. A lot of our customers are like lemmings. They run off in this direction and then they run off in that direction. The last thing that I would do if I were an automotive company is ship all my code to India. We have people working for the automotive companies that think that's really cool, that they are really getting a big deal. They have never, ever given us the opportunity to bid that work, and I think they might see that we could do it very competitively if someone would sit down and give us that opportunity. To make -- to really answer your question rather than making a political speech, we think the services business has bottomed out. We're working very hard in it. We think we'll get our margins up by year end, and we think we'll actually start to be able to grow the business, but we needed to get rid of some stuff and we've been doing that, and, you know, maintaining, you know, the position we have with our customers. Even though I'm complaining about all this offshore work and saying the prices are misleading, we still have been able to hold our own in a lot of those situations because we have really good people. We're not a staffing company and we're not consultants. I think we're like Keane. There's only a few of us left in the industry that really provides top-notch IT professionals that actually know how to get things done. And so we've had a consistent base of people that way. Somebody tried some of -- some of our former management tried to turn us into a staffing business and we're just not, and we're still recovering from that.

--------------------------------------------------------------------------------
 Mike Cahill - Chilton Investments - Analyst

 Pete, could you comment on the billing rates? Because your utilization was pretty good.

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Our billing rates are in the $60, $70 range, and we think those are very competitive rates, especially for the quality of people we provide, and we do that by really managing our unutilized people and making sure that we don't build an idle time rate increase to our customers. You know, a lot of people will say that they think their people are going to be 60% billable and they actually build into their billing rate that waste of time, and we've not done that
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CPWR - Q1 2004 Compuware Corporation Earnings Conference Call
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for  the 30  years  we've  run the  business.  So  we've  been  able  to  remain competitive and provide very high-quality people that other people might charge $100 an hour for at very competitive rates.

--------------------------------------------------------------------------------
 Mike Cahill - Chilton Investments - Analyst

 A question on the general and administration line. It was up $1 million sequentially despite the fact that legal fees particularly to IBM dropped about $8 1/2 million sequentially. What was causing the big lift there, given the fact that legal was coming down so much?

--------------------------------------------------------------------------------
 Laura Fournier - Compuware Corporation - CFO

 Well, we still have a significant amount of legal cost, but there's been -- in that category there's all kinds of different costs that go back and forth. One thing that different -- was more this quarter was the operating costs for the new building.

--------------------------------------------------------------------------------
 Mike Cahill - Chilton Investments - Analyst

 And how much was that?

--------------------------------------------------------------------------------
 Laura Fournier - Compuware Corporation - CFO

 That was about -- including depreciation, moving costs, the whole nine yards was about $2 1/2 million. That's really the only out -- significant thing that I can think of.

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 The moving costs, you know, are obviously one time as well.

--------------------------------------------------------------------------------
 Mike Cahill - Chilton Investments - Analyst

 Right. And so of the $2 1/2 million, how much of this, say, the incremental, SG&A, how much would be considered one time in nature?

--------------------------------------------------------------------------------
 Laura Fournier - Compuware Corporation - CFO

 Well, we're still getting things ramped up in this building. So there will be additional costs, but the moving costs were about $800,000, and that obviously will not -- we're done with that.

--------------------------------------------------------------------------------
 Mike Cahill - Chilton Investments - Analyst

 And do you have a sense of what the legal costs are going to be for the June -- or, sorry, for the September or December quarters?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 They should be slightly down again. We've been working hard with our attorneys to get discounts and, you know, we've been questioning all the discovery stuff that they want and wondering how many dead bodies you have to find before you can convict somebody of murder.

--------------------------------------------------------------------------------
 Mike Cahill - Chilton Investments - Analyst

 And just in terms of the IBM case, any idea when we should hear some resolution?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 God only knows. If we get our preliminary injunction and get some news by 30 days, or at least show we didn't get it, all right? After that it's Katie-bar-the-door. You know, that's the nature of this thing. These kinds of litigations. One of the reasons why people steal patents or go out and violate intellectual property is that they know that they can just outwait you in court. We plan to take some action to make sure that it's very uncomfortable to do that, and I have an obligation to our shareholders to make sure that people don't willy-nilly go steal your coat but the fact of the matter is you now get into playing a waiting game and so hopefully we get some relief in our preliminary injunction and then we can go from there. We'll be able to more accurately tell you after that.

--------------------------------------------------------------------------------
 Mike Cahill - Chilton Investments - Analyst

 Okay. The share count actually went up about 4 million in the quarter. What was behind that?

--------------------------------------------------------------------------------
 Laura Fournier - Compuware Corporation - CFO

 The only reason the share count went up is that there were more options in the money in this quarter as the price was higher, and you would have felt the full effect of our ESOP contribution from your end.

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 And now the price of the stock is down. So the share count is going to drop.

--------------------------------------------------------------------------------
 Mike Cahill - Chilton Investments - Analyst

 How much stock did you buy back in the quarter?

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
Peter Karmanos - Compuware Corporation - Chairman, CEO

 None. We've got the buyback approved about day before we went into our quiet period and we weren't allowed to buy at that point in time anyway.

--------------------------------------------------------------------------------
 Mike Cahill - Chilton Investments - Analyst

 And when would you come out of the quiet period?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Tomorrow.

--------------------------------------------------------------------------------
 Mike Cahill - Chilton Investments - Analyst

 Tomorrow? Okay. Thank you.

--------------------------------------------------------------------------------
Operator

 Thank you. Our next question comes from Kirk Materne of Banc of America Securities.

--------------------------------------------------------------------------------
 Kirk Materne - Banc of America Securities - Analyst

 Thanks. Most of my questions have been answered. Just real quick, Pete. When you look forward in terms of the mainframe business, obviously IBM talked a little bit about the T-Rex, rollout has been slower than they anticipated but some of the functionality, any incremental benefit for you as we head to the back half of the calendar year?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Yeah, there is incremental benefit because people will be upgrading, but weigh really, really, really want to make sure that our customers get value, and if the upgrade provides value, we'll go after them, but if it's just, you know, being able to charge a guy more money because he got a bigger box, we're not so keen on that. We want to grow our business by selling new licenses and making sure our customers get value in everything we sell them. And so that's really our main goal. I don't know why the T-Rex rollout is slow. I think the same reason that we are being very, very careful, very cautious. They have been burnt by technology and they want to make sure that they make the right purchasing decisions.

--------------------------------------------------------------------------------
 Kirk Materne - Banc of America Securities - Analyst

 Okay. And you've talked a lot about obviously increased sales going forward but just to be clear, it appears that, or it sounds like you guys are pretty comfortable with the operating expense level, where it is going forward?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Yeah.

--------------------------------------------------------------------------------
 Kirk Materne - Banc of America Securities - Analyst

 Okay. Thanks very much.

--------------------------------------------------------------------------------
 Operator

 Thank you. Our next question comes from John Rizzuto of Credit Suisse First Boston.

--------------------------------------------------------------------------------
 John Rizzuto - Credit Suisse First Boston - Analyst

 Good afternoon, everyone. Pete, when I look back historically and I'm sure you looked at the same numbers from 2000 to this year, the -- starting in 2001, the fiscal first quarter, we saw license revenue down year over year. We have a lower low as we reset the fiscal year and then a lower high. And this is the fourth straight year that's happened. And my point isn't to go over what's happened but what it is is to say, was that base that we started from, the $820 million of license revenue in 2000, just an unrealistic number; that now maybe this industry, we got the industry wrong because of that bubble? Because I don't know where the sales you are losing, because you are not executing, is going to because I don't see it in any of your competitors, either.

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 It was quite a bubble. Of course, our sales staff, I would ask them at the end of every quarter, we would go through all the numbers and I would say to them, "Now, how much of this was year 2000-related?" And they, "Oh, maybe 5%," or whatever. What happened was it really put a time limit on people making a decision to buy large amounts of software. They couldn't fiddle around with it, they couldn't say, well, we'll wait, we'll look at it, we'll do some proof of concepts, whatever. They had this big date coming at them and all of us were, like, in a feeding frenzy because people were go on by $25 million, $40 million. I mean, CA's numbers, BMC's numbers, our numbers were incredible because they had trillions of dollars worth of applications running that we had developed, all of us had developed over the last 40 or 50 years, and suddenly they had this event that had a time on it that they had to
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buy software for. And it inflated all of our numbers, I think, dramatically, not so much -- it was like -- it was, like, they needed the software, they are going to use it on an ongoing basis, except somebody suddenly gave them a deadline for buying it. So they all bought, bang, bang, bang, bang. Now there's no, you know, -- we haven't -- we've got to create the event to make them buy it.

--------------------------------------------------------------------------------
 John Rizzuto - Credit Suisse First Boston - Analyst

 What is it, I mean, where -- I mean, you seem to feel, I guess from what you are saying in this call, you seem to feel that this $300 million license revenue number for you seems like a reasonable place to build off of and that bubble shouldn't unwind or affect that anymore. Is that fair to say that that's what you're feeling?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 That's a realistic number. I mean, we can go through and figure out where all that's going to come from exactly. Now, before they could get their management, they could get senior management, the IS people could get senior management to approve quickly those purchases. And now they are just, they are just stretching them out, stretching them out and there's no event happening that's forcing people to make decisions.

--------------------------------------------------------------------------------
 John Rizzuto - Credit Suisse First Boston - Analyst

 Okay. How much of a typical, what you are bringing down from deferred revenue in your maintenance line, how much of that is left as overhang in 2000 contracts, if any is left at all.

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 They are from ELAs that we have done prior to that, most all of it.

--------------------------------------------------------------------------------
 Laura Fournier - Compuware Corporation - CFO

 There might be a little bit in -- you know, most of our deals were three to four years. So there would be very little left.

--------------------------------------------------------------------------------
 John Rizzuto - Credit Suisse First Boston - Analyst

 Okay. So that's really -- so it is that renewal rate. Now, the pricing, is that impacting your maintenance as much as your license, or has the maintenance been relatively stable from pricing, or are you still seeing on the renewals the same type of pressure that you are seeing on the license side?

--------------------------------------------------------------------------------

 Peter Karmanos - Compuware Corporation - Chairman, CEO

 We get pressure on the maintenance price and, you know, I would sit and pout about it because, you know, that's the God-given right of every software company to have their maintenance unquestioned. And I said, well, gee, you know, if it isn't worth the money we're charging, then they ought not get it from us. And so that's why we developed our calculators, and I think we've seen the pressure lessen immensely. We also changed the sales organization so we could spend more time working with our customers on the value proposition, and that has worked very nicely for us and we're not getting the same hard pressure on why should we pay any maintenance at all when they realize how much money the product really does save them. You know, one of the reasons we're able to sell that software to every major company in the world is that it had tremendous value. And over the years, people forgot the original reason why they bought it, you know, two or three generations of management gone by and, in fact, we had two or three generations of salespeople. Nobody remembered the original deal and proof of the concepts we did and the cost justifications and all that, and it's very hard to go and pay maintenance of a million, $100,000 on a product that you originally bought, let's say in 1982 for, you know, $400,000 and people can look at that record. That's pretty well documented. Say, "Boy, we're getting ripped off on that maintenance" when they realize it's saving them north of $15 million, $20 million a year, then all of a sudden they go, well, okay, that's more than fair, and they go on their way. And we've been able to do that and we're going to continue to go after that value proposition and make sure every one of our customers understands exactly why they are paying us that maintenance bill.

--------------------------------------------------------------------------------
 John Rizzuto - Credit Suisse First Boston - Analyst

 Gotcha. And just, finally just one clarification. The deferred revenue continues to -- or actually we've had a good quarter of deferred revenue, and even your cash flow from deferred revenue over the past couple of years has been pretty good. So your deferred revenue has been hanging in there despite the fact that the license revenue has started to lag a little bit. What is -- if you could explain the dynamic that allows that deferred revenue to go down, we're seeing the maintenance go down and the license go down. So I'm just trying to understand that from a conceptual standpoint.

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Well, part of what's going on, all right, is that if you remember CA decided to go all ratable and that the real effect that it had on their revenue, all right, and if I remember right, it was -- they had to do these pro rata statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
Laura Fournier - Compuware Corporation - CFO

 Pro forma.

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Pro forma statements. We've been gradually moving from recognizing all the revenue up front to a ratable basis over the last couple of years. More and more of our stuff is becoming rateable or ratable, and a portion of that is going into the deferred revenue. But we've been taking that on simultaneously with having a decrease in sales, and that's really the effect that you are seeing.

--------------------------------------------------------------------------------
 John Rizzuto - Credit Suisse First Boston - Analyst

 Okay. Just, if you -- is it 20% of your deals are ratable, 30%? Do you have any ballpark at all?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 I would say that at least a third of them.

--------------------------------------------------------------------------------
 Laura Fournier - Compuware Corporation - CFO

 Depends on the quarter.

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 But it really depends on the quarter. You can have a customer, you know -- our goal is to get out of the -- well, our goal is for the new license people to sell a piece of software and, like, the CARS stuff is going to be all rateable because it's not a perpetual license and then a perpetual license stuff, if you sell an $80,000 piece of software to somebody and it's a perpetual license, you have to record all that up front.

--------------------------------------------------------------------------------
 John Rizzuto - Credit Suisse First Boston - Analyst

 Right.

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 All right? And we think that, you know, we're about 30% rateable now and we think it's going to move north, I hope quickly, to being the large percentage of our business. But we're not going to change the contracts and stop doing perpetual licenses because of the way you've got to record revenue. We want to make sure the customers get value, and that should be the driving thing, not how you are going to have to book it.

--------------------------------------------------------------------------------
 John Rizzuto - Credit Suisse First Boston - Analyst

 Okay. Thank you.

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 You're welcome.

--------------------------------------------------------------------------------
 Operator

 Thank you. Our next question comes from Ulysses Yannas from Buckman, Buckman and reed. Ulysses?

--------------------------------------------------------------------------------
 Ulysses Yannas - Buckman, Buckman, and Reed - Analyst

 Greetings.

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Really, nice to meet you, Ulysses.

--------------------------------------------------------------------------------
 Ulysses Yannas - Buckman, Buckman, and Reed - Analyst

 Nice meeting you. If I may ask a mundane question. As we are modeling out the quarters, the technology and development support level is more or less steadying right now, isn't it, the $40 million you spend in the current quarter?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Yeah.

--------------------------------------------------------------------------------
 Ulysses Yannas - Buckman, Buckman, and Reed - Analyst

 What kind of an increase should we be modeling for sales and marketing continuing, considering you continue to add salespeople? $4 million or $5 million a quarter?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 I would increase it by that.

--------------------------------------------------------------------------------
 Ulysses Yannas - Buckman, Buckman, and Reed - Analyst

 Thank you, sir.

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CPWR - Q1 2004 Compuware Corporation Earnings Conference Call
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--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 You're welcome.

--------------------------------------------------------------------------------
 Ulysses Yannas - Buckman, Buckman, and Reed - Analyst

 Nice meeting you.

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Nice meeting you.

--------------------------------------------------------------------------------
 Operator

 Thank you. Our next question comes from Sameer Bhasin of Okumus Capital.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 Just one or two quick follow-ups. On the sales and marketing, should we be modeling an increase in sales and marketing going forward, or should it be flat going forward?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 I would model a slight increase in sales and marketing because we're going to be really pushing it, all right?

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 Okay. So where do you see operating income by year end on a quarterly basis, or operating margin?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 I'm not -- I'm going to have Laura get back with you or send out everybody what we think the operating margin is, but we really aren't giving guidance at this point.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 Okay, okay. Now, on the IBM lawsuit, could you tell us what your best guess as to what the outcome would be, or if you don't want to answer that, what do you think IBM's options are at this point?

--------------------------------------------------------------------------------

 Peter Karmanos - Compuware Corporation - Chairman, CEO

 I don't -- you know, their option is just to outwait us, all right? And I can't really discuss outcomes. I really shouldn't do that in this call.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 And finally, a question on maintenance. We've talked about this a little earlier, but there's a lot of talk about the value of maintenance revenue. I know Oracle is willing to pay up to over six times people's maintenance revenues. What do you think is a fair way or a method of valuing maintenance revenues for a company like yours?

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Well, I'll tell you something. There's a little algorithm you could use.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 Yes.

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Let's say that our maintenance revenue was -- let's just say $400 million.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 Yes.

--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 And let's say that it was decreasing 5% a year. I think that the industry might say that that was worth six times the amount, or $2.5 billion approximately. Let's say it was staying about the same, then it would be worth eight times or about $3 billion and then if it was growing 5% a year, it might be worth 10 times, or $4 billion. That's the way that I think some people would value that.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 So even if there's, you know, worst case and the maintenance is going to decline 5% every year, it's still worth more than the total value of the entire company. So what am I missing in the story? Why isn't the stock much higher than
--
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CPWR - Q1 2004 Compuware Corporation Earnings Conference Call
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--------------------------------------------------------------------------------
 Peter Karmanos - Compuware Corporation - Chairman, CEO

 Because we haven't executed a growth strategy, and we need to grow the business. We're a technology company, and to get the right PE, we need to be able to grow the top line and the bottom line. We're supposed to be growth. We've gone from $2.2 billion to $1.3 billion. That certainly is growth in the wrong direction. We need to turn that around. We think we're -- we have the tools to be able to do that, and we're going to move forward to do it. And then we will get paid for that what the maintenance base is worth, but I think right now our -- the value of our mainframe products is probably $10 to $12 a share.

--------------------------------------------------------------------------------
 Sameer Bhasin - Okumus Capital - Analyst

 Okay. Thanks so much.

--------------------------------------------------------------------------------
Operator

 Thank you. Ladies and gentlemen, we will now conclude the question-and-answer portion of today's conference call. I'll turn the call back over to Ms. Lisa Elkin.

--------------------------------------------------------------------------------
 Lisa Elkin - Compuware Corporation - VP, Communications and Investor Relations

 At this time, ladies and gentlemen, we will adjourn this conference call. Thank you very much for your time and interest in Compuware, and I hope you have a pleasant evening. Thank you.